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                                                                   Exhibit 10.45

This Agreement dated as of the 20/th/ day of December, 2002, between DURKIN WATER REALTY, LLC., having its principal place of business at 97 Old Route 6, Carmel, NY 10512 and mailing address: PO Box 372, Brewster, NY 10509, as Landlord, and GEERLINGS and WADE, INC., having its principal place of business at 960 Turnpike Street, Canton, MA 02021, as Tenant.

Witnesseth: The Landlord hereby leases to the Tenant who hereby rents from the Landlord, the following described premises, storefront premises on street level, known and designated as Unit # 13 in the Carmel Business Center located on the north side of US Route 6, and having an address of 97 Old Route 6, Carmel, New York ("Demised Premises") for a term of three (3) years to commence from the 1st day of February 1, 2003 and to end on the 31st day of January, 2006, to be used and occupied only for an office and business premises of a wine retailer in the business of selling wine through delivery and in store sales, and for no other purpose, upon the conditions and covenants following:

1st. That Tenant shall pay to the Landlord the base annual rent as set forth in the Schedule of Rents attached hereto and made a part hereof and such additional rent as may be provided for herein, said rent and additional rent to be paid in monthly installments, in advance, on the first day of each and every month of the term aforesaid, in such amounts as set forth herein. All such rent and additional rent as herein set forth shall be paid without offset, deduction and/or prior demand.

2nd. That the Tenant shall take good care of the premises and shall, at the Tenant's own cost and expense make all repairs to the interior of the demised premises, except those of a structural nature and to the exterior thereof, if caused by the acts or negligence of the Tenant, its servants, agents, employees and/or business invitees, and at the end or other expiration of the term, deliver up the demised premises in good order or condition, damages by the elements and reasonable wear and tear, excepted.

3rd. The Tenant shall promptly execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and Local Governments and of any and all their Departments and Bureaus applicable to said premises, for the correction, prevention, and abatement of nuisances or other grievances, in, or connected with said premises during said term; and shall also promptly comply with and execute all rules, orders and regulations of the New York Board of Fire Underwriters, or any other similar body, and at Tenant' s own cost and expense.

4th Tenant, its successors, heirs, executors or administrators shall not assign this agreement, or underlet or underlease the demised premises, or any part thereof, or make any alterations on or to the demised premises, without the Landlord's consent in writing, which consent, the Landlord will not unreasonably withhold; or occupy, or permit or suffer the same to be occupied for any business or purpose deemed disreputable or extra-hazardous on account of fire, under the penalty of damages and forfeiture, and in the event of a breach thereof, the term herein shall immediately cease and determine at the option of the Landlord as if it were the expiration of the original term.

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5th Tenant must give Landlord prompt notice of fire, accident, damage or dangerous or defective condition. If the demised premises cannot be used because of fire or other casualty, Tenant is not required to pay rent for the time the demised premises are unusable. If part of the demised premises cannot be used, Tenant must pay rent and additional rent for the usable part. Landlord shall have the right to decide which part of the demised premises is reasonably usable. Landlord need only repair the damaged structural parts of the demised premises. Landlord is not required to repair or replace any equipment, fixtures, furnishings or decorations unless originally installed by Landlord. Landlord is not responsible for delays due to settling insurance claims, obtaining estimates, labor and supply problems or any other cause not fully under Landlord's control.

If the fire or other casualty is caused by an act or neglect of the Tenant, Tenant's servants, agents, employees or business invitees, then all repairs will be made at Tenant's expense and Tenant must pay the full rent without adjustment. The cost of the repairs will be additional rent.

The Landlord's obligations to repair or replace the demised premises or any part thereof shall be governed by the provisions of paragraphs 32nd, 33rd and 34th hereof.

6th. Tenant agrees that Landlord and Landlord's agents and other representatives shall have the right to enter into and upon the demised premises upon twenty-four (24) hours notice, oral or written, to Tenant, or any part thereof, at all reasonable hours for the purpose of examining the same, or making such repairs or alterations therein as may be necessary for the safety and preservation thereof.

7th. Tenant agrees to permit Landlord or Landlord's agents to show the demised premises to persons wishing to hire or purchase the same; and Tenant further agrees that on and after the sixth (6th) month next preceding the expiration of the term hereby granted, Landlord or Landlord's agents shall have the right to place notices on the front of said demised premises, or on any part thereof, offering the demised premises "To Let" or "For Sale", and Tenant hereby agrees to permit the same to remain thereon without hindrance or molestation.

8th. If the demised premises or any part thereof shall be deserted or become vacant during said term, or if any default be made in the payment of the rent or additional rent or any part thereof, or if any material default be made in the performance of any of the covenants herein contained, Landlord or its representatives may re-enter the demised premises by force, summary proceedings or otherwise, and remove all persons therefrom, without being liable to prosecution therefor, and Tenant hereby expressly waives the service of any notice in writing of the Landlord's intention to re-enter, and Tenant shall pay at the same time as the rent and additional rent becomes payable under the terms hereof a sum equivalent to the base rent and additional rent reserved herein, and the Landlord, shall use its best efforts to rent the demised premises on behalf of the Tenant at market rates, reserving the right to rent the demised premises for a longer period of time than fixed in the original lease without releasing the Tenant from any liability, applying any moneys collected, first to the expense of resuming or obtaining possession, second to restoring the demised premises to a rentable condition, and then to the payment of the rent and additional rent and all other charges due and to grow due to Landlord, any surplus to be paid to

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the Tenant, who shall remain liable for any deficiency.

9th. Landlord may replace, at the expense of the Tenant less any insurance claim proceeds, all broken glass in and immediately about the demised premises. Landlord may insure and keep insured, all plate glass in the demised premises for and in the name of the Landlord. Bills for the premiums therefor shall be rendered by the Landlord to the Tenant at such times as Landlord may elect, and shall be due from and payable by the Tenant, as additional rent, when rendered.

10th. Tenant shall neither encumber nor obstruct the side walk in front of entrance to or halls and stairs of the demised premises or of the building of which the demised premises form a part, nor allow the same to be obstructed or encumbered in any manner.

11th. Intentionally Omitted.

12th. Tenant agrees that the Landlord is exempt from any and all liability for any damage or injury to persons or property caused by or resulting from electricity, gas, water, rain, ice or snow, or any leak or flow from or into any part of the demised premises or of the building or other property of which the demised premises form a part, or from any damage or injury resulting or arising from any other cause or happening whatsoever unless said damage or injury be caused by or be due to the negligence of the Landlord. Tenant agrees to fully and unconditionally indemnify and hold the Landlord free and fully harmless from any and all claims for damages defined hereunder in this paragraph.

13th. If material default be made in any of the covenants or conditions of this Lease on the part of the Tenant to be performed, then it shall be lawful for the Landlord to enter the demised premises and to repossess the same.

14th This Lease shall not be a lien against the demised premises or against the premises of which the demised premises form a part in respect to any mortgages that are now on or that hereafter may be placed against the said premises, and that the recording of such mortgage or mortgages shall have preference and precedence and be superior and prior in lien to this Lease, irrespective of the date of recording and the Tenant agrees to execute without cost, on demand, any such instrument which may be deemed reasonably necessary or desirable to further effect the subordination of this Lease to any such mortgage or mortgages, and a refusal to execute such instrument shall entitle the Landlord, or the Landlord's assigns and legal representatives to the option of canceling this Lease without incurring any expense or damage and the term hereby granted is expressly limited accordingly.

15th. The Tenant has this day deposited with the Landlord the sum of $1,382.58 dollars as security for the full and faithful performance by the Tenant of all of the terms, covenants and conditions of this Lease upon the Tenant's part to be performed, which said sum shall be returned to the Tenant, without interest thereon, withing 30 days after the time fixed as the expiration of the term here, provided the Tenant has fully and faithfully carried out all of the said terms, covenants and conditions on Tenant's part to be performed. In the event of a bona fide sale, subject to this Lease, the Landlord shall have the right to transfer the security to the vendee for

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the benefit of the Tenant and the Landlord shall be considered released from all liability for the return of such security; and the Tenant agrees to look to the new Landlord solely for the return of the said security, and it is agreed that this shall apply to every transfer or assignment made of the security to a new Landlord.

16th. The security deposited under this Lease shall not be mortgaged, assigned or encumbered by the Tenant without the written consent of the Landlord.

17th. It is expressly understood and agreed that in case the demised premises shall be deserted or vacated, or if default be made in the payment of the rent, additional rent or any part thereof as herein specified, or if, without the consent of the Landlord, the Tenant shall sell, assign or mortgage this Lease or if default be made in the performance of any of the material covenants and agreements in this Lease contained on the part of the Tenant to be kept and performed, or if the Tenant shall fail to comply with any of the statutes ordinances, rules, orders regulations and requirements of the Federal, State or Local Governments or of any and all of their Departments and Bureaus, applicable to said demised premises, or if the Tenant shall file or there be filed against the Tenant a petition in bankruptcy or arrangement, or Tenant be adjudicated a bankrupt or make an assignment for the benefit of creditors or take advantage of any insolvency act, the Landlord may, if the Landlord so elects, at any time thereafter terminate this Lease and the term hereof, on giving the Tenant thirty
(30) days' notice in writing of the Landlord's intentions to do, and this Lease and the term hereof shall expire and come to an end on the date fixed in such notice as if the said date were the date originally fixed in this Lease for the expiration hereof. Such notice may be given by overnight or registered mail addressed to the Tenant addressed to HUIB GEERLINGS, GEERLINGS and WADE, INC., 960 Turnpike Street, Canton , MA 02021. The Tenant shall be given five (5) business days after written notice to cure any of these defaults and prevent termination of the Lease by the Landlord.

18th. Intentionally Omitted.

19th. Intentionally Omitted.

20th. The failure of the Landlord to insist upon a strict performance of any of the terms, conditions and covenants herein, shall not be deemed a waiver of any right or remedies that the Landlord may have, and shall not be deemed a waiver of any subsequent breach or default in the terms, covenants and conditions herein contained. This Lease may not be changed, modified, discharged or terminated orally.

21st. Provided the Tenant is not in default in the payment of the rent, additional rent or in violation of the terms covenants and conditions of this Lease on its part to be performed, the Landlord does covenant that the Tenant shall and may peacefully and quietly have hold and enjoy the demised premises for the term aforesaid.

22nd. If after default in the payment of rent, additional rent or part thereof as herein provided, or upon any material violation of any other provision of this Lease, or upon the expiration of the

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term of this Lease, the Tenant moves out or is dispossessed and fails to remove any trade fixtures or other property prior to such said default, removal, expiration of the term of this Lease, or prior to the issuance of the final order or execution of the warrant of possession, then and in that event, the said fixtures and property shall be deemed abandoned by the Tenant and shall be come the property of the Landlord.

23rd. In the event that the relation of the Landlord and Tenant may cease or terminate by reason of the re-entry of the Landlord under the terms and covenants contained in this Lease or by the ejectment of the Tenant by summary proceedings or otherwise, or after the abandonment of the demised premises by the Tenant, it is hereby agreed that the Tenant shall remain liable and shall pay in monthly payment the rent, additional rent and any other charge herein provided for which accrues subsequent to the re-entry by the Landlord, and the Tenant expressly agrees to pay as damages for the breach of the covenants herein contained, the difference between the aggregate of the rent, additional rent and other charges herein provided, and the rent collected and received, if any, by the Landlord during the remainder of the unexpired term, such difference or deficiency between the aggregate of the said rent, additional rent and other charges herein provided and the rent collected, if any, shall become due and payable in monthly payments, during the remainder of the unexpired term, as the amounts of such difference or deficiency shall from time to time be ascertained; and it is mutually agreed between the Landlord and the Tenant that the respective parties hereto shall and hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other on any matters whatsoever arising out of or in any way connected with this Lease, the Tenant's use or occupancy of the demised premises and/or any claim of injury or damage. The Tenant expressly waives the right to raise any counterclaims against the Landlord in any summary proceeding commenced by the Landlord against the Tenant for the non-payment of rent or additional rent.

24th. Intentionally Omitted.

25th. This lease and the obligation of the Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on the part of the Tenant to be performed shall in no way be affected, altered, or excused because the Landlord is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repairs, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from doing so by reason of governmental preemption in connection with a national emergency, or in connection with any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the condition of supply and demand which have been or are affected by war or other emergency, or by reason of an "Act of God".

26th. No diminution or abatement of rent, additional rent or other charges as herein provided, shall be claimed or allowed for inconvenience or discomfort arising from the making of repairs or improvements to the building of which the demised premises form a part or to the property surrounding the same as long as the Tenant can use demised premises for its intended use. In respect to the various "services," if any, herein expressly or impliedly agreed to be furnished by the Landlord to the Tenant, it is agreed that there shall be no diminution or abatement of the rent,

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additional rent or such other charge as herein provided for interruption or curtailment of such "service." No such interruption or curtailment of such "services" shall be deemed a constructive eviction. The Landlord shall not be required to furnish, and the Tenant shall not be entitled to receive, any of such "services" during any period wherein the Tenant shall be in default in respect to the payment of rent, additional rent or such other charges as herein provided, or any part or portion thereof.

27th. Landlord shall not be liable for the failure to give possession of the demised premises to the Tenant upon the commencement date of the term hereof by reason of the fact that the demised premises are not ready for occupancy or because a prior Tenant or any other person is wrongfully holding over or in wrongful possession, or for any other reason. The base rent, additional rent and such other charges as herein provided shall not commence until possession is given or is available, but the term herein shall not be extended thereby.

28th. The Landlord agrees to keep the building of which the demised premises form a part, during the entire term of this lease and any renewal thereof, insured to the full insurable value of said building, against loss or damage by fire or other related casualty. All payments on account of any loss shall be paid to the Landlord and be applied in accordance with the provisions contained in paragraph 33rd hereof. As further consideration for the granting of this lease, the Tenant covenants and agrees to pay to the Landlord, as additional rent and in addition to all other rents, during the demised term and any renewal thereof, SIX AND FIVE HUNDRED THIRTY THOUSANDS (6.530%) percent of the basic insurance premium applicable to the entire building of which the demised premises form a part. In addition thereto, if by reason of the use of the demised premises by the Tenant, the rates for insurance against loss by fire or other related casualty are increased as compared with the basic insurance premium, the Tenant agrees to pay as additional rent ONE HUNDRED (100%) percent of any excess premiums caused thereby, such additional rent to become due immediately upon effecting the insurance by the Landlord and payable with the next succeeding installment of rent.

29th. The Tenant covenants to provide and keep in force during the term of this lease, for the benefit of the Landlord, general liability policies of insurance in standard forms, naming and protecting the Landlord against any liability whatsoever, occasioned by accident or disaster on or immediately about the demised premises or any appurtenances thereto. Such policies are to be written by good and solvent insurance companies rated no less than "A" by A. M. Best & Co. or any similar rating organization and satisfactory to the Landlord in the single limit amount of $1.0 million for each accident and $500,000.00 in respect to damages in personal property and an umbrella amount of $10 million. Copies of such policies shall be delivered to the Landlord, prior to the time that the tenant shall take possession of the demised premises.

The policies herein provided for shall contain the following endorsements;

a) That such policies may not be canceled or amended with respect to the Landlord or any of its designees, except upon thirty (30) days prior written notice to the Landlord or such designee sent by certified or registered mail;

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b) That the Tenant shall be solely responsible for the payment of all premiums under such policies and that the Landlord or its designee shall have no obligation for the payment thereof;

c) That in the event of payment of any loss covered by such policies, the loss occasioned by the Landlord shall be paid first by the insurance company; and

d) An express waiver of any right of subrogation by the insurance company against the Landlord. Tenant hereby expressly waiving any such right of subrogation for any reason or occurrence whatsoever.

30th. a) The Landlord covenants and agrees that it will make prompt and timely payment of any and all real estate taxes or assessments levied against the demised premises, including water, sewer, fire and ambulance district charges, except that Landlord may withhold such payments and thereafter take such steps or proceedings as it may deem advisable or necessary to contest taxes or assessments against the property. As further consideration for the granting of this lease, the Tenant covenants that it will during the demised term or any renewal thereof, pay to the Landlord as additional rent and in addition to all other rents or charges above specified, SIX AND FIVE HUNDRED THIRTY THOUSANDS (6.530%) percent of all real estate taxes and assessments, general and special, ordinary and extraordinary, by virtue of or under any present and future law or requirement of any governmental authority, and all municipal and other governmental charges which are or may thereafter be or become a lien on the demised premises, which may become due or payable or which may be levied, assessed or imposed at any time after the Tenant shall take possession of the demised premises and until the expiration of the term or any renewal thereof.

b) Upon receipt of each paid bill or copy of such paid bill for real estate taxes assessed against the demised premises, the Landlord shall advise Tenant of the amount thereof payable by Tenant and Tenant shall pay said amount to Landlord upon demand. Landlord shall provide copies of the invoices upon request by Tenant. If the term of this lease shall terminate at a time other than the last day of a lease year, except in the case of a termination pursuant to any provisions of this lease, a proper apportionment shall be made.

c) Permission is granted to the Tenant herein to institute any action or proceeding on its part to determine the correctness of the assessment levied against the premises of which the demised premises are a part at its sole cost and expense without any indemnification therefor by the Landlord.

31st. Landlord shall operate, manage, equip, police, light, repair and maintain the common areas of the building of which the demised premises form a part for their intended purposes in such a manner as Landlord shall, it its sole discretion, deem appropriate, and may from time to time change the size, location, nature and use of any common area, and make installations therein and move and remove the same. The Tenant shall pay to Landlord, as additional rent SIX AND FIVE HUNDRED THIRTY THOUSANDS (6.530%) percent of all costs and expenses of every kind and nature as may be paid or incurred by Landlord during the term of this lease

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including, but not limited to, appropriate and reasonable reserves in operating, managing, equipping, cleaning, lighting, repairing, replacing, and maintaining the common areas, parking areas, common facilities and related services, including the affording of protection against fire; snow plowing, sanding, lighting and striping the parking areas; the costs and expenses of planting, replanting and replacing flowers and landscaping; water and sewer charges, worker's compensation insurance; wages, unemployment taxes; social security taxes; fees for required licenses and permits; supplies for the operation and maintenance of the common areas; reasonable depreciation of equipment used in the operation, repair and maintenance of the common areas and common facilities and related services, and administrative costs equal to fifteen (15%) of the total costs paid or incurred by Landlord, all as determined in accordance with generally accepted accounting principals and allocated to any particular lease year on the accrual method of accounting, but there shall be excluded therefrom depreciation of the original cost of constructing, erecting and installing the building of which the demised premises form a part, the common areas, the common facilities and related services.

32nd. Wherever it is provided herein that the Tenant shall pay as additional rent its proportionate cost of items payable by the Landlord, the annual charge therefor payable by the Tenant shall be payable in monthly installments on the first day of each calendar month of the demised term, in advance, in an amount, for the first lease year of the demised term, as estimated by the Landlord and for each subsequent year, based upon the actual cost thereof as paid by the Landlord during the prior year. Within sixty (60) days after the Landlord shall receive an actual bill or statement for each of the items payable by the Tenant to the Landlord, and with respect to the Common Charges provided for in Article 31st hereof, no later than March 15 of any year during the demised term, the Landlord shall furnish to the Tenant a copy thereof, and thereupon there shall be an adjustment between the Landlord and the Tenant. For the purposes of the first year of the term herein demised, the Tenant's share of the basic insurance premium as provided in paragraph 28th herein is estimated to be $588.00; the Tenant's share of the basic real estate taxes and sewer charges as provided in paragraph 30th herein, in the aggregate, are herein estimated to be $3,476.00 and the Tenant's share of the basic common charges as provided in paragraph 31st herein, are estimated to be $980.00 for a total of $5,044.00 ($420.33 per month).

33rd. If the demised premises and/or the building in which they are located should be damaged or destroyed during the term hereof by any casualty insurable under the standard fire and extended coverage insurance policies, the Landlord shall, subject to any unavoidable delay, repair and/or rebuild the same substantially to the condition in which the same were immediately prior to such damage or destruction, unless the Landlord shall elect not to rebuild as hereinafter provided in paragraphs 34th and 35th in this lease. The Landlord's obligation under this paragraph shall be limited to the lesser of either (a) the scope of the work to be done by the Landlord in order to restore the premises and/or buildings to the condition aforesaid, or (b) the proceeds of any such insurance policy if the Landlord keeps the building and the demised premises insured against loss or damage by such fire and extended coverage insurance to the extent of at least eighty (80%) percent of the insurable value of the building if reasonably obtainable from responsible insurance companies licensed to do business in the state where the demised premises is located.

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34th. If the demised premises should be damaged or destroyed to the extent of fifty (50%) percent or more of the then monetary value thereof, by any cause, or should be damaged or destroyed as a result of a risk which is not covered by the fire and extended coverage insurance then carried by the Landlord thereon, then and in any of said events, the Landlord may either terminate this lease or elect to repair or restore the damage or destruction to the demised premises, in which latter event the Landlord shall repair and/or rebuild the same as provided in paragraph 33rd of this lease. If such destruction or damage occurs and this lease is not so terminated by the Landlord, this lease shall remain in full force and effect, and the parties waive the provisions of any law to the contrary. The Landlord's obligation under this paragraph shall in no event exceed the scope of the work to be done by the Landlord in the original construction of said building and the demised premises. If the demised premise is not usable for Tenant's intended use for more than sixty (60) days after damage occurs, then Landlord shall suspend the collection of rent or additional rent until the Tenant can use the demised premises again. If the Landlord does not rebuild the demised premises within six (6) months of damage, then this lease shall be deemed terminated as of the date of the happening of the damage or destruction, and the rent shall be ratably apportioned and any prepaid minimum rent refunded.

35th. If, during the demised term of this lease or of any renewal term, the demised premises are so damaged or destroyed so that Landlord determines not to rebuild the same, Landlord shall not be obliged to restore the demised premises and, in such event, any notice given to the Tenant not later than sixty (60) days after such damage or destruction, this lease shall be deemed terminated as of the date of the happening of the damage or destruction, and the rent shall be ratably apportioned and any prepaid minimum rent refunded.

36th. a) If more than twenty (20%) percent of the area of the demised premises shall be taken under power of eminent domain, the Landlord or Tenant, may, by written notice to the other, terminate this lease, such termination to be effective on the date set forth in said notice.

b) If this lease is terminated as provided in this paragraph, the rent shall be paid up to the day that possession is so taken by the public authority and the Landlord shall make an equitable refund of any rent and additional rent paid by the Tenant in advance and not yet earned.

c) Each party agrees to execute and deliver to the other all instruments necessary or desirable in connection with the provisions hereof.

d) Notwithstanding anything herein contained, permission is granted to the Tenant to prosecute its own claim for damages arising by reason of said condemnation proceedings.

37th. a) If any mechanic's or other liens or order for the payments of money or any notice of intention to file a lien shall be filed against the demised premises, or the building or improvement of which said premises form a part, by reason of or arising out of any labor or material furnished or alleged to have been furnished or to be furnished to or for the demised premises or any occupant thereof; at the instance and request of the Tenant, its agents, servants and/or employees, or for or by reason of any change, alteration or addition or the cost or expense thereof, or any contract relating thereto, or against the interest of the Landlord, the Tenant shall cause the same

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to be canceled and discharged of record by bond or otherwise as allowed by law at the expense of the Tenant within five (5) business days after the filing thereof, and the Tenant shall also defend on behalf of Landlord, at Tenant's sole cost and expense, any action, suit or proceeding which may be brought thereon or for the enforcement of such lien, liens or orders, and Tenant will pay any damages and satisfy and discharge any judgment entered thereon and save harmless Landlord from any claim or damage resulting therefrom.

b) Nothing herein contained shall be construed as a consent on the part of the Landlord to subject the estate of the Landlord to liability under the applicable Mechanic's Lien Law, it being expressly understood that the Landlord's estate shall not be subject to such liability.

38th. If any term, covenant or condition of this lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant and condition of this lease shall be valid and be enforced to the fullest extent permitted by law.

39th. The Tenant covenants and agrees that it will maintain for Tenant's use only covered receptacles for garbage and other refuse and will cause the said garbage and other refuse to be removed at its sole cost and expense.

40th. Notwithstanding anything herein contained in paragraph 3rd to the contrary, the Landlord represents to its knowledge that there are no violations against the said building filed either by the Department of Labor of the State of New York and/or the Building Department of the Town of Carmel, County of Putnam. The Landlord further agrees that in the event there are any pre-existing violations against the said building by either of the said municipal departments then the Landlord agrees to remove the said violations. Nothing herein, however, is intended to require the Landlord to remove any violations occasioned by the use and occupancy of the demised premises by the Tenant herein named.

41st. The use of "reasonable hours" in paragraph 6/th/ of this lease is intended to mean those hours when the premises herein demised are open for business by the Tenant.

42nd. Wherever herein there is a requirement upon the Tenant to correct any violations, it is understood and agreed between the parties hereto that such requirement shall be deemed to be a requirement wherein such violation has been caused by the Tenant, its agents or servants, either by omission or commission.

43rd. Intentionally Omitted

44th. Non-exclusive permission is granted to the Tenant, its agents, servants, employees and business invitees to use the parking area surrounding the building of which the demised premises forms a part, jointly with all of the other Tenants of the building, for the purpose of parking motor vehicles in connection with the business to be operated by the Tenant, provided that none of the parking of the said motor vehicles shall be in violation of the Zoning Ordinances of the

Town of Carmel, County of Putnam and State of New York, the
Vehicle and Traffic Law of the State of New York, nor shall it interfere with parking of motor vehicles by the other Tenants of the building of which the demised premises form a part, their agents, servants, employees and invitees.

45th. a) Landlord agrees to provide and maintain the necessary mains and conduits in order that water, sewer, gas (if any) and electricity may be furnished to the demised premises. The Landlord shall not be required to furnish to the Tenant any gas, heat, electricity, light, power, air conditioning, telephone or any other facilities or services of any kind whatsoever and the Tenant shall pay for and indemnify and hold harmless the Landlord against any liability on account of charges for water, gas, heat, light, power, air conditioning, telephone or other communication, service or other utility used, rendered or supplied to, upon or in connection with the demised premises. Landlord shall not be liable in the event of any interruption in the supply of any such utilities to the demised premises. The Tenant agrees that it will not install, without the consent of the Landlord in writing, any equipment which will exceed the capacity of the utility lines leading into the demised premises and that if any equipment so installed or to be installed shall require additional utility facilities to be brought into the premises, the same shall be installed at Tenant's expense in accordance with the plans and specifications to be approved in writing by the Landlord. The Landlord agrees to furnish to the Tenant cold water for domestic use only.

b) The sole obligation of the Landlord herein shall be to furnish the premises "AS IS" subject to the representations on the Specifications Sheet attached hereto.

c) In the event there shall be installed by the Landlord at the demised premises heating, ventilating, air conditioning and/or hot water equipment servicing the demised premises only, all of which is herein collectively called "equipment", then the Tenant, during the entire term hereof or any renewals thereof, shall maintain, keep in good order and repair and replace, if required, at its own cost and expense, such equipment installed in the demised premises and at the expiration of said term, return the same to the Landlord in good order and repair, ordinary wear and tear and natural deterioration due to the elements, excepted. In furtherance of the Tenant's obligation of repair as herein provided, the Tenant shall obtain and maintain during the entire term of this lease and any renewals or extensions thereof, maintenance and service agreements on each of the items of equipment located at the demised premises, copies of which shall be filed with the Landlord.

46th. The Landlord represents that the water and sewer services are in good working order.

47th. a) If the Tenant refuses or neglects to repair the demised premises properly as required hereunder and to the reasonable satisfaction of Landlord as soon as reasonably possible after written demand, Landlord may make such repairs. If the Tenant refuses or neglects to perform any work required to be performed by Tenant in accordance with any of the provisions of this lease, the Landlord shall have the right (but shall not be obligated) to perform by its own contractors or sub-contractors on behalf of and for the account of the Tenant, any of Tenant's work which the Landlord determines should be so performed. In such event, such work shall be paid for by Tenant promptly upon receipt of a bill therefor stating the cost of such repair to the Landlord, plus fifteen (15%) percent of such cost for overhead and supervision. The amount due to Landlord shall bear interest at the rate of prime plus one (1%) percent the from date of completion of such work or repairs by the Landlord, and shall be deemed to be additional rent hereunder.

b) In the event the Tenant shall notify the Landlord that there are items to be repaired by the Landlord as required hereunder, said notification shall be in writing addressed to the Landlord and mailed certified mail, return receipt requested, specifying in detail the item(s) to be repaired. If the Landlord fails or refuses to correct or repair the same within fifteen (15) business days after receipt, the Tenant shall have the same rights and remedies of the Landlord as herein above specifically set forth in the immediately preceding sub-paragraph of this paragraph 47th. Notwithstanding the foregoing, the Landlord shall have the right to dispute the said item of repair by mailing a notice to the Tenant to such effect by certified mail, return receipt requested, within such fifteen (15) business day period and upon receipt of such notice disputing the repair, the said Tenant shall not have the right to perform the Landlord's repair until such time as the dispute is resolved.

48th. Wherever herein stated there is reference to a termination of this lease, which termination shall be occasioned by any act other than a breach of any of the terms, covenants and conditions of this lease, and/or event requiring an apportionment of rent, it is understood and agreed that the security herein deposited shall be refunded to the Tenant in accordance with provision 15th of this lease.

49th. The term Tenant as used herein, shall mean the Tenant, its agents, servants, employees.

50th. Any sign to be installed upon the subject premises shall be furnished and installed upon the subject premises at the sole cost and expense of the Tenant and shall be installed only after Tenant has complied with all of the rules, regulations, laws and ordinances of the Town of Carmel, County of Putnam and the form and appearance of the sign has been approved by the Landlord. It is the intent of this paragraph that all of the signs to be used by all Tenants of the building of which the demised premises form a part be similar in style and material.

51st. a) The Tenant may make any alteration, repairs or additions necessary for the proper conduct of its business provided that such alterations, repairs and/or additions do not injure the structure of the building or render it unfit for general use. No alterations or additions shall be made by the Tenant to the exterior of the building of which the demised premises form a part. No alterations and/or additions to the demised premises shall be commenced prior to the time that the Landlord has approved the plans therefor, which approval will not be unreasonably withheld and the Tenant has complied with all of the rules and regulations of the Town of Carmel, Putnam County, NY. The Tenant agrees that the demised premises will be restored to its present state, if the Landlord so demands, a reasonable time before the expiration of the term of this lease.

        b) The Tenant shall promptly comply with all orders, ordinances and laws of all municipal, state and federal authorities, boards and commissions with respect to the demised premises or the sidewalks, roadways, street or alleys thereabout, under all rules and regulations as they in substances now or hereafter exist, and the Tenant shall promptly execute any and all such orders involving alterations of or additions to the demised premises. The Tenant shall also carry out all orders, rules, regulations and recommendations of the New York Board of Fire Underwriters or any similar organization, no matter when made.

c) The Tenant shall be solely responsible for obtaining, at its sole cost and expense, any and all permits, licenses or other approvals required by the Tenant for the orderly operation of its business, including but not limited to the alteration, repair and/or addition to the demised premises as herein above provided. The Landlord agrees to cooperate with the Tenant in obtaining the same and agrees to execute, on request, all documents reasonable and necessary to obtain such permits, licenses or approvals.

d) Landlord agrees to construct as soon as practicable a directory sign in conformance with the Zoning Code of the Town of Carmel. Upon erection of the sign, Landlord agrees to place Tenant's name and business description at the top position of the sign.

52nd. The Tenant has fully inspected the demised premises and is familiar with its physical condition and state of repair and is entering into this lease based upon Tenant's own inspections and investigations thereof and not upon any of Landlord's information, data, statements, representations or promises ( written or oral ) in respect to said to the demised premises or the building of which the demised premises form a part, except for those contained herein and those, if any, contained in some written communication to the Tenant, signed by the Landlord. Except as otherwise stated herein, the Tenant agrees to accept possession of the demised premises in the same "AS IS" condition and state of repair as it exists on the date hereof. This instrument contains the full understanding of the parties hereto and may not be changed, modified, discharged or terminated orally.

53rd If the Tenant shall at any time be in default hereunder, or if the Landlord shall institute an action or summary proceeding against the Tenant based upon such default, or if the Tenant shall commence an action for a declaratory judgment against the Landlord, and in which said action it shall be determined that the Tenant's position cannot be upheld, then and in any such event, the Tenant will reimburse the Landlord for the expense of attorneys' fees and disbursements thereby incurred by the Landlord, so far as the same are reasonable in amount. Also, so long as the Tenant shall be a Tenant hereunder the amount of such expenses shall be deemed to be "additional rent" hereunder and shall be due from the Tenant to the Landlord on the first day of the month following the incurring of such respective expenses.

54th. Anything contained in this lease to the contrary notwithstanding, Tenant agrees that it shall look solely to the estate and property of Landlord in the land and building of which the Demised Premises forms a part for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms or provisions of this lease to be observed and/or performed by Landlord, subject, however, to the prior rights of any ground and underlying lessors or the holder of any mortgage covering the said land and buildings or any interest therein. No other assets of the Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenants claim. In the event Landlord conveys or transfers its interest in the subject premises or in this lease, except as collateral security for a loan, upon such conveyance or transfer, Landlord (and in the case of any subsequent conveyances or transfers, the then grantor or transferor) shall be entirely relieved from all liability with respect to the performance of any covenants and obligations on the part of Landlord to be performed hereunder from and after the date of such conveyance or transfer, provided that any amounts then due and payable to Tenant by Landlord (or by the then grantor or transferor) or any other obligation then to be performed by Landlord (or by the then grantor or transferor) for Tenant under any provisions of this lease, shall either be paid or performed by Landlord (or by the then grantor or transferor) or such payment or performance assumed by the grantee or transferee; it being intended hereby that the covenants and obligations on the part of Landlord to be performed hereunder shall be binding on Landlord, its successors and assigns, only during and in respect of their respective periods of ownership of an interest in the said premises or in this lease. This provision shall not be deemed, construed or interpreted to be an agreement, express or implied, between Landlord and Tenant that Landlord's interest hereunder and the said premises shall be subject to impressment of an equitable lien or otherwise.

55th All notices or demands by either party to the other, other than a statement, bill, or notice and demand for the payment of rent or additional rent shall be given by certified mail, return receipt requested, addressed, if to the Landlord, to the address set forth above or to such other address as the Landlord shall designate, from time to time, by written notice, and if to the Tenant, to Geerlings and Wade, Inc., 960 Turnpike Street, Canton, MA 02021. All such notices shall be deemed served on the date of mailing and shall be deemed received four (4) business days thereafter.

56th Provided the Tenant is not in default hereunder, the Tenant shall have the right to renew this lease for one (1) additional term of three (3) years to commence on the 1st day of February, 2006 and to end on the 31st day of January, 2009, upon the terms contained herein, except for the payment of rent, which shall become due and payable, as follows:

Year                                Annual Rent                Monthly Rent
-----                               ------------               ------------
First Renewal Year                  $18,130.00                    $1,510.83
Second Renewal Year                 $18,673.90                    $1,556.16
Third (final) Renewal Year          $19,234.12                    $1,602.84

Notice of the Tenant's election to renew this lease as herein provided for shall be made in writing and delivered to the Landlord no later than 60 days before the expiration of this lease term to be effective.

IN WITNESS WHEREOF, the parties have duly executed this agreement on the date first above written.

GEERLINGS and WADE, INC.

BY:  __/s/ David Pearce______________________



DURKIN WATER REALTY, LLC

BY:  __/s/ Raymond C. Durkin____________________

SCHEDULE & PAYMENT OF RENT

The Tenant shall pay the annual and monthly rent during the term herein demised as set forth below:

YEAR                       ANNUAL RENT               MONTHLY RENT
-----                      -----------               ------------
First                      $16,591.00                $1,382.58
Second                     $17,089.00                $1,424.08
Third Final Year           $17,602.00                $1,466.84

Notwithstanding anything to the contrary herein contained, it is hereby mutually agreed that the said premises are leased for an aggregate rental of FIFTY-ONE THOUSAND TWO HUNDRED EIGHTY-TWO AND NO/100 ($51,282.00) dollars for the entire term, payable at the time of the making of this lease, and that the provisions herein contained for the payment of said rent in installments are for the convenience of the Tenant only, and that, upon default in payment of the rent in installments as herein allowed, then the whole of the rent hereby reserved for the whole of the said term and then remaining unpaid shall at once become due and payable, without any notice or demand.

GEERLINGS and WADE, INC.


BY:  _____/s/ David Pearce ___________________



DURKIN WATER REALTY, LLC

BY:  ______/s/ Raymond C. Durkin __________________


SPEC SHEET

OFFICE SPACE
fully sheet rocked walls
primed and finish painted off white
pre-wired for future alarm system
1 phone jack
drop ceiling
2 - 4 foot fluorescent light fixtures
full HV/AC system with 1 thermostat
Glass storefront with 3 foot door
1 fire extinguisher

REAR AREA
2 outlets
1 light switch
sheet rocked and taped walls
walls primed to the 10 foot height
finished concrete floor
1 handicapped bathroom including sink, toilet, 2 switches and 1 outlet
1 utility room including hot water heater, HV/AC unit, and 200 amp. 3 phase electrical panel
1 exit sign/emergency light
2 - 8 foot hanging fluorescent lights
3 - 3 foot pass doors
1 - 12 foot insulated garage door

Landlord represents that the mechanical system, i.e. HVAC Unit, electrical, wiring for the phone jack, lighting system, hot water heater, toilet and sink all are in good working order as they presently exist on the premises.

IT IS UNDERSTOOD AND AGREED that Tenant takes the premises in its present state of completion and any further work to finish the space such as finishing the drop ceiling to meet the rear wall, installing a rear demising wall with door, additional HVAC ducts, lighting and tile floor shall be considered Tenant's work and may be done to Tenant's own specifications.



Notwithstanding anything to the contrary contained herein the following rider shall control over the printed form.

Tenant shall have until April 1, 2003 to obtain any and all necessary licenses and permits from the appropriate authorities to operate a wine store license at the demised premise, (the "Licenses"). If Tenant is unable to obtain said Licenses by this date, Tenant may request and, upon a showing that all required License have been applied for and diligently pursued, shall be granted a thirty
(30) day extension. If for any reason Tenant is unable to obtain the Licenses within the above period(s), the Tenant may terminate this Lease, in which event neither party shall have any further obligation to the other, except as provided below, and Tenant shall forfeit its Deposit as a termination fee. Notwithstanding any provisions hereof, Tenant's obligation to pay rent hereunder shall commence on the Rent Commencement Date (February 1, 2003).

Tenant shall also have the right, at its sole discretion and for no reason, to terminate this lease one year after commencement, January 31, 2004 ("Early Termination"), by giving notice in writing to Landlord within thirty (30) days of Early Termination. In the event Tenant elects to exercise its right of Early Termination, the Tenant shall have no further obligation to pay rent, additional rent or other consideration except as provided below. Upon Early Termination, the Tenant shall pay Landlord three (3) months of Rent and Additional Rent of ($1,229) on January 31, 2004.

GEERLINGS and WADE, INC.


BY:  ____/s/ David Pearce ___________________



DURKIN WATER REALTY, LLC

BY:  ____/s/ Raymond C. Durkin ___________________